UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2010

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 3, 2010, CVS Caremark Corporation (the “Company”) announced that it has hired Hank Mullany to be Executive Vice President, CVS Caremark Corporation and President, CVS/pharmacy. Mr. Mullany will begin his duties on December 6, 2010. Mr. Mullany was Executive Vice President of Wal-Mart Stores, Inc. (“Walmart”) and President of Walmart North, where he was responsible for the operation of 1,300 stores across 19 states.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Walmart has filed a lawsuit alleging that Mr. Mullany’s non-competition agreement prohibits him from working for the Company. The Company and Mr. Mullany believe that the allegations in the lawsuit are without merit and that Mr. Mullany’s agreement with Walmart should not prevent him from working for the Company. Prior to hiring Mr. Mullany, the Company and Mr. Mullany attempted to resolve the dispute with Walmart. The Company and Mr. Mullany intend to aggressively defend the lawsuit filed by Walmart.

Item 9.	Financial Statements and Exhibits

Item 9.01. Financial Statements

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of CVS Caremark Corporation dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/S/ ZENON P. LANKOWSKY
Zenon P. Lankowsky Secretary

Dated: December 3, 2010